Exhibit 99.1

Conference Call:	Today, August 5th, 2010 at 5:00 p.m. ET
Dial-in numbers:	(212) 231-2910 (U.S. & International)
Webcast:	www.madcatz.com (Select “Investors”)
Replay Information:	See release text

News Announcement	For Immediate Release

Contact:
Stewart Halpern	Joseph Jaffoni, Norberto Aja, James Leahy
Mad Catz Interactive, Inc.	Jaffoni & Collins Incorporated
(800) 831-1442	(212) 835-8500 or mcz@jcir.com
MAD CATZ REPORTS FISCAL 2011 FIRST QUARTER REVENUE OF $19.9 MILLION
— Year-Over-Year Gross Margin Improvement to 29.9% from 28.4% —
San Diego, California — August 5, 2010 — Mad Catz Interactive, Inc. (“Mad Catz” or “the Company”) (AMEX/TSX: MCZ), a leading third-party interactive entertainment accessory provider, today announced financial results for its first fiscal quarter ended June 30, 2010.
Mad Catz reported net sales for the quarter ended June 30, 2010 of $19.9 million, a decrease of 11.0% from the $22.4 million in net sales recorded in the comparable prior year quarter. The net sales decline is primarily due to lower sales of Street Fighter IV ™ products, which were initially released during the fiscal fourth quarter of 2009 and had high sales in the fiscal first quarter of 2010. Also contributing to the decline were lower sales of products for the PC and handheld platforms. These factors were partially offset by higher audio product sales related to one month of contribution from TRITTON Technologies, which the Company acquired on May 28 of this year, and the success of sales of third party products on a distribution basis. While gross profit fell 6.5% to $5.9 million from $6.4 million in the same quarter of the prior year, product mix helped drive a 143 basis point year-over-year improvement in gross profit margin to 29.9%. This gross profit margin improvement was achieved despite a negative impact of approximately 160 basis points related to foreign currency translation.
Total operating expenses in the fiscal 2011 first quarter rose 5.7% to $6.8 million and the Company reported an operating loss of $0.8 million compared to an operating loss of just under $0.1 million a year ago. Foreign exchange loss for the first quarter of fiscal 2011 totaled $0.2 million, compared to a foreign exchange loss of $0.3 million for the comparable prior year quarter. Reflecting an income tax benefit of $0.1 million, Mad Catz reported a net loss of $1.4 million in the quarter ended June 30, 2010, or a loss per diluted share of $0.02, compared to a net loss of $1.0 million, or a loss of $0.02 per diluted share, after income tax expense of $0.2 million in the first quarter of the prior fiscal year.
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Mad Catz Interactive, Inc., 8/5/10	page 2
EBITDA (a non-GAAP measure defined as earnings before interest, taxes, depreciation and amortization), fell to a loss of $0.3 million in the fiscal 2011 first quarter, compared with EBITDA of $0.7 million in the comparable prior year period.
Commenting on the Company’s results, Darren Richardson, President and Chief Executive Officer of Mad Catz, said, “A tough comparison with last year’s Street Fighter IV product success and the timing of the new product releases in this year’s fiscal first quarter led to lower net sales relative to the near-record level of a year-ago. However, we continue to believe we can achieve or exceed our previously-stated goal of high single-digit percent year-over-year organic revenue growth in fiscal 2011. We remain focused on diversifying our product offerings, continuing to expand our growth outside of North America, aligning the Company with some of the industry’s most popular and anticipated game titles, and bringing high-value products to market that enhance the gaming experience. We believe the success of this strategy will be evident in the coming quarters, as it was in fiscal 2010.
“With the upcoming launch of exciting games such as Rock Band 3 and Call of Duty: Black Ops, among others, the introduction of Microsoft’s Kinect and Sony’s PlayStation®Move and the emergence of 3D videogame products, we believe that Mad Catz and the videogame industry are set for an exciting second half of the calendar year.”
First Quarter Fiscal 2011 Financial Highlights:
•	Net sales for the first quarter of fiscal 2011 declined 11.0% from the prior year quarter:
•	North American net sales fell 25.3% to $10.8 million or 54.2% of quarterly sales;

•	European net sales rose 14.9% to $8.3 million or 41.9% of quarterly sales; and,

•	Net sales to other countries were up 17.7% to $0.8 million or 3.8% of quarterly sales.
•	Gross sales by platform were diversified as follows:
•	Xbox 360 accounted for 31% of total gross sales vs. 32% a year ago;

•	PLAYSTATION 3 accounted for 24% of total gross sales vs. 19% in the prior year;

•	PC represented 17% of total gross sales vs. 22% a year ago;

•	Wii products represented 10% of total gross sales vs. 8% in the prior year quarter;

•	Handhelds represented 3% of total gross sales vs. 7% a year ago; and,

•	All other platforms represented 15% of total gross sales vs. 12% in the prior year quarter.
•	Gross sales by category were as follows:
•	Audio products accounted for 33% of total gross sales vs. 10% in the prior year quarter;

•	Specialty controllers represented 22% of total gross sales vs. 40% a year ago;

•	Controllers accounted for 22% of total gross sales vs. 16% in the prior year quarter;

•	Accessories represented 16% of total gross sales vs. 24% a year ago;

•	PC devices accounted for 6% of total gross sales vs. 8% in the prior year quarter; and,

•	Game sales represented 1% of total gross sales vs. 2% a year ago.
•	Reported net position of bank loan less cash at June 30, 2010 of $10.6 million compared to $1.6 million as of March 31, 2010 and $9.4 million at June 30, 2009.
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Mad Catz Interactive, Inc., 8/5/10	page 3
Highlights of New Products Shipped in and Subsequent to First Quarter of Fiscal 2011:
•	Cyborg R.A.T. 7 Gaming Mouse;

•	Cyborg R.A.T. 5 Gaming Mouse;

•	Eclipse Wireless litetouch Keyboard;

•	Eclipse litetouch Keyboard;

•	Sonic the Hedgehog® products for Nintendo DSi and DS Lite; and,

•	Licensed Nintendo DSi products.
Summary of Key Developments and License Agreements in First Quarter of Fiscal 2011:
•	Acquired TRITTON Technologies, a provider of gaming audio headsets, high-performance multimedia consumer electronics and computer peripherals, for $1.4 million in cash at closing and a maximum earn-out of $8.7 million in cash over five years subject to the sales of TRITTON products. TRITTON’s core products, its gaming headsets, operate on all major gaming platforms and include a variety of unique features;

•	Signed a multi-year licensing agreement with Harmonix Music Systems, a wholly-owned subsidiary of Viacom, to serve as the principal peripherals partner for the Rock Band® franchise. The agreement gives Mad Catz the international rights to produce and distribute Rock Band music videogame controllers for future iterations of Rock Band;

•	Signed extension of video/PC game accessories agreement with Activision Publishing to produce and globally distribute branded controllers and accessories for the expected November 2010 launch of Call of Duty®: Black Ops™;

•	Multi-year, global agreement with Major League Gaming (MLG) that gives the Company a license to develop MLG-branded PC and videogame controllers and fight sticks. Mad Catz also becomes a sponsor of MLG Pro Circuit Competitions; and,

•	Won the Peripherals & Accessories Brand of the Year award at the 2010 MCV Industry Excellence Awards in London, England.
Mr. Richardson concluded, “We remain focused on managing the Company to continue delivering quality, value-added products and our evolving brand lineup is a key component to our long-term growth strategy. The core of this brand strategy remains the Mad Catz casual gaming brand, complemented by the Saitek brand, which we are now focusing on simulation products, the Cyborg pro-gaming brand, the Eclipse brand, which is focused on home and office personal computing peripherals, and our newest brand, TRITTON, which is focused on gaming audio headsets. We are excited about our pipeline of products across these brands that will be available for this holiday season, and believe this product momentum positions us well to achieve our financial goals for the year.”
The Company will host a conference call and simultaneous webcast on August 5, 2010, at 5:00 p.m. ET, which can be accessed by dialing (212) 231-2910. Following its completion, a replay of the call can be accessed for 30 days at the Company’s Web site (www.madcatz.com, select “Investors”) or for 7 days via telephone at (800) 633-8284 (reservation # 21478248) or, for International callers, at (402) 977-9140.
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Mad Catz Interactive, Inc., 8/5/10	page 4
About Mad Catz Interactive, Inc.
Mad Catz is a leading global provider of innovative products for the interactive entertainment industry. Mad Catz develops and markets accessories for videogame systems and PCs under its Mad Catz (casual gaming), Saitek (simulation), Cyborg (pro gaming), Eclipse (home and office) and TRITTON (gaming audio) brands. Mad Catz also operates e-commerce and content websites for videogame and PC products under its GameShark brand, develops, manufactures and markets proprietary earphones under its AirDrives brand, and distributes video/PC games. Mad Catz distributes its products through most of the leading retailers offering interactive entertainment products and has offices in North America, Europe and Asia. For additional information please go to www.madcatz.com as well as www.store.gameshark.com, www.saitek.com, www.cyborggaming.com, www.eclipsetouch.com, www.trittontechnologies.com, www.gameshark.com and www.airdrives.com.
Safe Harbor for Forward Looking Statements: This press release contains forward-looking statements about the Company’s business prospects that involve substantial risks and uncertainties. The Company assumes no obligation except as required by law to update the forward-looking statements contained in this press release as a result of new information or future events or developments. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “should,” “plan,” “goal,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: the ability to fulfill our filing our stated requirements with the Securities and Exchange Commission and Ontario Securities Commission; the ability to maintain or renew the Company’s licenses; competitive developments affecting the Company’s current products; first party price reductions; the ability to successfully market both new and existing products domestically and internationally; difficulties or delays in manufacturing; or a downturn in the market or industry. A further list and description of these risks, uncertainties and other matters can be found in the Company’s reports filed with the Securities and Exchange Commission and the Canadian Securities Administrators.
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Mad Catz Interactive, Inc., 8/5/10	page 5
MAD CATZ INTERACTIVE, INC.
Consolidated Statements of Operations
(unaudited, in thousands of US$, except share and per share data)

	Three Months Ended
	June 30,
	2010	2009
Net sales	$19,911	$22,378

Cost of sales	13,967	16,018

Gross profit	5,944	6,360

Operating expenses:
Sales and marketing	2,478	2,443
General and administrative	3,283	3,051
Research and development	749	309
Amortization of intangibles	241	582

Total operating expenses	6,751	6,385

Operating loss	(807)	(25)

Interest expense, net	(525)	(468)
Foreign exchange loss, net	(214)	(312)
Other income	60	31

Loss before income taxes	(1,486)	(774)

Provision (benefit) for income taxes	(111)	222

Net loss	$(1,375)	$(996)

Net loss per share:
Basic	$(0.02)	$(0.02)

Diluted	$(0.02)	$(0.02)

Weighted average number of common shares outstanding:
Basic	55,098,549	55,098,549

Diluted	55,098,549	55,098,549

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Mad Catz Interactive, Inc., 8/5/10	page 6
MAD CATZ INTERACTIVE, INC.
Consolidated Balance Sheets
(unaudited in thousands of US$)

	June 30,	March 31,
	2010	2010
Assets
Current assets:
Cash	$5,836	$2,245
Accounts receivable, net	14,381	14,620
Other receivables	744	123
Inventories	23,949	16,975
Deferred tax assets	17	17
Income taxes receivable	21	21
Other current assets	2,759	1,410

	47,707	35,411

Deferred tax assets	768	766
Other assets	554	626
Property and equipment, net	3,659	3,452
Intangible assets, net	6,208	2,828
Goodwill	9,768	8,466

Total assets	$68,664	$51,549

Liabilities and Shareholders’ Equity
Current liabilities:
Bank loan	$16,477	$3,829
Accounts payable	14,754	11,871
Accrued liabilities	7,803	7,988
Notes payable	703	—
Contingent consideration, current	500	—
Income taxes payable	1,147	1,670

	41,384	25,358
Other long term liabilities	343	357
Contingent consideration	2,765	—
Notes payable	14,500	14,500

Total liabilities	58,992	40,215
Shareholders’ equity:
Common stock	49,010	48,865
Other comprehensive income	(487)	(55)
Accumulated deficit	(38,851)	(37,476)

Total shareholders’ equity	9,672	11,334

Total liabilities and shareholders’ equity	$68,664	$51,549

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Mad Catz Interactive, Inc., 8/5/10	page 7
MAD CATZ INTERACTIVE, INC.
Supplementary Data
(unaudited, in thousands of US$)
Geographical Sales Data
The Company’s net sales were generated in the following geographic regions:

	Three Months Ended
	June 30,
	2010	2009
Net sales
United States	$10,432	$13,610
Europe	8,344	7,259
Canada	369	858
Other countries	766	651

	$19,911	$22,378

Adjusted Net Income Reconciliation (non GAAP)

	Three Months Ended
	June 30,
	2010	2009
Pre-tax (loss)	$(1,486)	$(774)
Amortization of intangible assets	241	729
Stock-based compensation cost	145	153

Adjusted pre-tax income (loss)*	(1,100)	108

Adjusted provision for income taxes (at effective rate)	(70)	21

Adjusted net income (loss) *	$(1,030)	$87

Adjusted diluted earnings per share*	$(0.02)	$0.00

*	Adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures and are not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Mad Catz believes that certain non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Mad Catz’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP measures, specifically those that adjust for stock-based compensation, amortization of intangibles and goodwill impairment, also facilitate comparisons of the Company’s performance to prior periods.
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Mad Catz Interactive, Inc., 8/5/10	page 8
EBITDA Reconciliation (non GAAP)
EBITDA represents net loss plus interest, taxes, depreciation and amortization.

	Three Months Ended
	June 30,
	2010	2009
Net loss	$(1,375)	$(996)

Adjustments:
Interest expense	525	468
Income tax expense (benefit)	(111)	222
Depreciation and amortization	667	1,036

EBITDA	$(294)	$730

EBITDA represents net loss plus interest, taxes, depreciation and amortization. EBITDA is not intended to represent cash flows for the period, nor is it being presented as an alternative to operating income or net income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with accounting principles generally accepted in the United States. As defined, EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. We believe, however, that in addition to the operating performance measures found in our financial statements, EBITDA is a useful financial performance measurement for assessing our Company’s operating performance. Our management uses EBITDA as a measurement of operating performance in comparing our performance on a consistent basis over prior periods, as it removes from operating results the impact of our capital structure, including the interest expense resulting from our outstanding debt, and our asset base, including depreciation and amortization of some of our assets.
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